EXHIBIT 23

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement Numbers 33-57634, 33-58290, 33-63628, 33-79150, and 333-79219 on Form S-8, and 333-63492 on Form S-3 of USFreightways Corporation of our report dated January 30, 2003 (March 17, 2003 as to Note 14), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for goodwill and intangible assets, appearing in this Annual Report on Form 10-K of USFreightways Corporation for the year ended December 31, 2002.

Chicago, Illinois March 17, 2003